UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2025

OneMeta Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56565	20-5150818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South 400 East, Suite 200, Bountiful, UT 84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	702-550-0122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEI	OTCQB Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2025, OneMeta, Inc. (the “Company”), entered into (i) a Confidential General Release and Settlement Agreement with Rowland W. Day II, the Company’s former President, Chief Financial Officer, Secretary, Chief Legal Officer, and a member of the Board of Directors (the “Settlement Agreement”), and (ii) a related Stock Repurchase Agreement with the Rowland W. Day II and Jaimie D. Day Family Trust under declaration dated April 13, 1990 (the “Stock Repurchase Agreement” and together with the Settlement Agreement, the “Agreements”). The Agreements were approved by the Company’s Board of Directors on November 3, 2025.

Pursuant to the Settlement Agreement, Mr. Day resigned from all positions with the Company and its affiliates effective October 31, 2025 (the “Effective Date”). In connection with his resignation, the Company agreed to the following material terms: (i) payment to Mr. Day of $917,966.43 in satisfaction of outstanding loans and reimbursable credit card balances owed to him and the Rowland W. Day II and Jaimie D. Day Family Trust (the “Trust”); (ii) payment to Mr. Day of $408,486.01 for accrued salary, payable no later than December 15, 2025; and (iii) execution of the Stock Repurchase Agreement providing for repurchase by the Company from the Trust of 4,309,710 shares of the Company’s Series B-1 Preferred Stock and 307,647 shares of common stock, at per-share prices ranging from $0.605-$0.66 for the preferred shares and $0.055-$0.06 for the common shares, depending on the repurchase date. The repurchase is to occur in one or more closings prior to March 27, 2026.

In exchange, the Company and Mr. Day provided mutual releases of claims, whereby each party released the other from all claims arising out of or relating to Mr. Day’s employment, service or separation through the Effective Date. The Settlement Agreement also includes customary confidentiality, non-disparagement, and arbitration provisions.

If the Company fails to make the salary payment by December 15, 2025, or to complete the stock repurchase by March 27, 2026, the Stock Repurchase Agreement provides that the Company’s Chief Executive Officer, Saul Leal, and the Board of Directors will reappoint Mr. Day to his former executive roles within two days of such default.

The foregoing descriptions of the Settlement Agreement and the Stock Repurchase Agreement are qualified in their entirety by reference to the full text of those documents, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective October 31, 2025, Rowland W. Day II resigned from his positions as President, Chief Financial Officer, Secretary, Chief Legal Officer, and as a member of the Board of Directors of the Company. Mr. Day’s resignation was in connection with the Settlement Agreement described above and was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Confidential General Release and Settlement Agreement, dated October 31, 2025, by and between OneMeta Inc. and Rowland W. Day II.
10.2	Stock Repurchase Agreement, dated October 31, 2025, by and between OneMeta Inc. and Rowland W. Day II and Jaime D. Day Family Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE META INC.

Date: November 6, 2025	By:	/s/ Saul Leal
Saul Leal
President